Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACTS:

Cheryl Presuto, Chief Financial Officer TeamStaff, Inc.	Donald C. Weinberger/Diana Bittner (media) Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873 866-352-5304	don@wolfeaxelrod.com diana@wolfeaxelrod.com
TEAMSTAFF INC. SECURES NEW $1.5 MILLION LOAN AND SECURITY AGREEMENT
Presidential Financial Corporation to provide TeamStaff Government Solutions with working capital facility
Somerset, New Jersey — August 03, 2010 — TeamStaff, Inc., (NASDAQ: TSTF), a leading logistics and healthcare services provider to the Federal Government and Department of Defense, announced today that its subsidiary, TeamStaff Government Solutions, Inc., has entered into a $1.5 million loan and security agreement with Alpharetta, Georgia-based Presidential Financial Corporation (“Presidential”). The term of the loan is 2 years and will provide the company with a working capital facility to fund ongoing business operations.
Tom Matthesen, Chief Executive Officer of Presidential stated, “We are very pleased that TeamStaff has chosen Presidential as its financial partner. We are proud to be part of TeamStaff’s continued success as one of the leading healthcare, logistics and staff augmentation service providers to the U.S. government. We are big supporters of this industry, and with its quality management team and track record of success, TeamStaff exhibits the qualities we look for in a client.”
Cheryl Presuto, Chief Financial Officer of TeamStaff, commented: “We are pleased with the terms of our new credit facility and look forward to working with Presidential, our new lending partner. This new facility gives TeamStaff the financial flexibility necessary to continue its strategic focus on expansion into new government markets and allows us to invest in the infrastructure required for successful growth.”
About Presidential Financial Corp.
Presidential Financial Corporation (www.presidentialfinancial.com) specializes in asset-based credit lines for commercial businesses, secured by accounts receivable and inventory. The firm’s clients include staffing companies, government contractors, service businesses, manufacturing companies, wholesalers and distributors, and technology companies, among others. Presidential’s Healthcare Division, Presidential Healthcare Credit, provides receivables-based facilities for healthcare providers. Headquartered in Atlanta and founded in 1981, the company serves clients nationwide.
About TeamStaff, Inc.
Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of logistics and healthcare support services through its subsidiary, TeamStaff GS. TeamStaff GS specializes in providing medical, logistic, information technology and office administration professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.
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